Exhibit 5.1

Tel + 1.713.758.2222 Fax + 1.713.758.2346

February 3, 2025

Solaris Energy Infrastructure, Inc.

9651 Katy Freeway, Suite 300

Houston, Texas 77024

Ladies and Gentlemen:

We have acted as counsel for Solaris Energy Infrastructure, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries with respect to certain legal matters in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale from time to time, pursuant to Rule 415 under the Securities Act by one or more selling stockholders named in the Registration Statement (the “Selling Stockholders”), that may redeem shares of the Company’s Class B common stock, par value $0.00 per share, along with a limited liability company unit of Solaris Energy Infrastructure, LLC, a Delaware limited liability company (“Solaris LLC”) for a share of Class A common stock, par value $0.01 per share (the “Common Stock”), of the Company, of up to 16,229,566 shares of Common Stock (the “Redemption Common Stock”).

We have also participated in the preparation of a Prospectus relating to the Redemption Common Stock (the “Prospectus”), which is contained in the Registration Statement to which this opinion is an exhibit.

In connection with the opinions expressed herein, we have examined, among other things, the (i) the Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws, as amended, of the Company, (ii) the Second Amended and Restated Limited Liability Company Agreement of Solaris LLC, dated as of May 11, 2017, as amended (the “Solaris LLC Agreement”), (iii) the Registration Statement, (iv) the Prospectus and (v) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each person signing the documents that we reviewed has the legal capacity and authority to do so; (v) the Registration Statement and any subsequent amendments (including additional post-effective amendments), will be effective and comply with all applicable laws; (vi) all Common Stock will be issued and/or sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and any applicable prospectus supplement to the Prospectus; (vii) a definitive purchase, underwriting or similar agreement with respect to any Common Stock offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) the Redemption Common Stock will have been issued in accordance with the Solaris LLC Agreement and (ix) the Common Stock will be sold in the manner set forth in the Registration Statement and the Prospectus.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that with respect to shares of Redemption Common Stock, when certificates representing the shares of Redemption Common Stock have been duly executed, countersigned, registered, and delivered (or non-certificated shares of Redemption Common Stock shall have been properly issued) in accordance with the Solaris LLC Agreement, then the shares of Redemption Common Stock will be legally issued, fully paid, and nonassessable.

We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

February 3, 2025

The foregoing opinions are limited to the Delaware General Corporation Law and Delaware Limited Liability Company Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Denver Dubai Dublin Houston London Los Angeles New York Richmond Riyadh San Francisco Tokyo Washington	Texas Tower, 845 Texas Avenue, Suite 4700 Houston, TX 77002 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com